Exhibit 16.1





June 30, 2006


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

We have read Item 4.01 of the Form 8-K of Gift Liquidators, Inc. dated June 30, 2006, and agreed with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Carlin, Charron & Rosen, LLP